                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ____________________


                                   FORM 8-K/A


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report: (Date of earliest event reported) March 10, 1997



                               FOUR MEDIA COMPANY
           (Exact name of the registrant as specified in its charter)



                                    Delaware
         (State or other jurisdiction of incorporation or organization)



               0-21943                         95-4599440
       (Commission File Number)      (I.R.S. Employer Identification No.)

       2813 West Alameda Avenue                   91505
           Burbank, CA                          (Zip code)
 (Address of principal executive offices)



                                 818-840-7000
              (Registrant's telephone number including area code)

                                NOT APPLICABLE
         (Former name of former address, if changed since last report)

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                   FOUR MEDIA COMPANY
                                                     (Registrant)



Date: May 26, 1997                                 By /s/  John H. Sabin
                                                      ------------------
                                                   John H. Sabin
                                                   Senior Vice President,
                                                   Chief Financial Officer

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are included as part of this report:


  (a) Financial Statements of Business Acquired:                    Page No.
                                                                    --------

     Anderson Film Industries Corp. and Anderson Graphics, LLC
     Financial Statements for the year ended December 31, 1996
       Report of Independent Accountants............................  A-1
       Combined Balance Sheet at December 31, 1996..................  A-2
       Combined Statement of Operations for the Year Ended
           December 31, 1996........................................  A-3
       Combined Statement of Equity for the Year Ended
           December 31, 1996........................................  A-4
       Combined Statement of Cash Flows for the Year Ended
           December 31, 1996........................................  A-5
       Notes to Combined Financial Statements.......................  A-6


  (b) Pro forma Financial Information


       Pro forma Information........................................  B-1
       Pro forma Condensed Combined Balance Sheet as of
           August 4, 1996...........................................  B-2
       Pro forma Condensed Combined Statement of Operations for the
           Year Ended August 4, 1996................................  B-3
       Pro forma Condensed Combined Statement of Operations for the
           Six Months Ended February 2, 1997........................  B-4
       Notes to Pro forma Condensed Combined Financial Statements...  B-5


  (c) Exhibits

       Exhibit 23 - Consent of Coopers & Lybrand L.L.P..............  C-1

                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors of
Four Media Company


We have audited the accompanying combined balance sheet of Anderson Film Industries Corp. and Anderson Graphics, LLC (collectively, "Anderson") as of December 31, 1996 and the related combined statements of operations, equity and cash flows for the year then ended. These combined financial statements are the responsibility of Anderson's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 10 to the combined financial statements, effective March 10, 1997, the assets of Anderson were acquired by Four Media Company.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Anderson Film Industries Corp. and Anderson Graphics, LLC as of December 31, 1996, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                        Coopers & Lybrand L.L.P.

Los Angeles, California
April 30, 1997

                             Combined Balance Sheet
           Anderson Film Industries Corp. and Anderson Graphics, LLC
                               December 31, 1996
                     (In thousands, except per share data)




                 ASSETS



Current assets:
   Cash................................. $      138
   Trade accounts receivable, net of
    allowance for doubtful accounts of
    $60.................................      2,997
   Inventory............................        106
   Prepaid expenses and other current
    assets..............................        200
                                         ----------
     Total current assets...............      3,441

Property, plant and equipment, net......      6,930
Other assets............................        322
                                         ----------
     Total assets....................... $   10,693
                                         ==========


                 LIABILITIES AND EQUITY



Current liabilities:
   Current maturities of long-term debt
    and capital lease obligations....... $    6,142
   Accounts payable.....................      1,414
   Accrued and other liabilities........        559
                                         ----------
     Total current liabilities..........      8,115
Long-term debt and capital lease
 obligations............................      3,202
                                         ----------
     Total liabilities..................     11,317

Commitments and contingencies

Equity:
   Common stock, no par value;
    1,000,000 shares authorized, 74,783
    shares issued and outstanding.......        530
   Donated capital......................         44
   Deficit..............................     (1,471)
   Members' capital.....................        273
                                         ----------

     Total deficit......................       (624)
     Total liabilities and deficit...... $   10,693
                                         ==========

    The accompanying notes are an integral part of these combined financial statements

                        Combined Statement of Operations
           Anderson Film Industries Corp. and Anderson Graphics, LLC
                          Year Ended December 31, 1996
                                 (In thousands)



Revenue.............................. $  15,378

Cost of services:
 Personnel...........................     7,984
 Material............................     1,127
 Facilities..........................     1,295
 Other...............................       432
                                      ---------
   Total cost of services............    10,838
                                      ---------
    Gross profit.....................     4,540
                                      ---------

Operating expenses:
 Sales, general and administrative...     2,095
 Depreciation and amortization.......     1,758
                                      ---------
   Total operating expenses..........     3,853
                                      ---------
    Income from operations...........       687

Interest expense, net................    (1,247)
                                      ---------
    Loss before income taxes.........      (560)

Income taxes.........................        (1)
                                      ---------
   Net loss.......................... $    (561)
                                      =========

    The accompanying notes are an integral part of these combined financial statements

                          Combined Statement of Equity
           Anderson Film Industries Corp. and Anderson Graphics, LLC
                       (In thousands, except share data)



                                                       Anderson Film                          Anderson Graphics
                             --------------------------------------------------------------  ------------------

                                                             Donated                             Members'             Total
                                      Common Stock           Capital            Deficit          Capital           Equity(deficit)
                             ---------------------------- ------------------ --------------  ------------------- ------------------
                                 Shares       Amount
                             ------------ --------------
Balance, December 31, 1995...   50,000    $        10                        $      (697)                         $         (687)

Conversion of subordinated
 debt (including accrued
 interest) to common stock...   19,566            400                                                                        400

Cancellation of interest on
 shareholder notes...........                              $      44                                                          44

Issuance of common stock.....    5,217            120                                                                        120

Contribution of members
 capital.....................                                                                 $          60                   60

Net income (loss)............                                                       (774)               213                 (561)
                             ------------ -------------- ------------------ --------------  ------------------- ------------------

Balance, December 31, 1996...   74,783     $      530      $      44         $    (1,471)     $         273       $         (624)
                               ========== ============== ================== ==============  =================== ===================

     The accompanying notes are an integral part of the combined financial statements.

                        Combined Statement of Cash Flows
           Anderson Film Industries Corp. and Anderson Graphics, LLC
                          Year Ended December 31, 1996
                                 (In thousands)




Cash flows from operating activities:


Net loss................................ $    (561)
Adjustments to reconcile net loss to
 net cash provided by operating
 activities:
 Depreciation and amortization..........     1,758
 Provision for doubtful accounts........        42
 Changes in operating assets and
  liabilities:
  (Increase) in trade receivables.......      (326)
  (Increase) in inventory...............       (31)
  (Increase) in prepaids and other
   current assets.......................      (127)
  Decrease in other assets..............        54
  Increase in accounts payable..........       629
  Increase in accrued and other
   liabilities..........................       243
                                         ---------
     Net cash provided by operating
      activities........................     1,681

Cash flows from investing activities:

 Purchases of property, plant and
  equipment.............................      (377)
 Organization costs for Graphics........        (5)
                                         ---------
     Net cash used in investing
      activities........................      (382)

Cash flows from financing activities:
 Proceeds from increase in subordinated
  debt..................................        68
 Proceeds from issuance of common stock.       120
 Contribution of members capital........        60
 Repayment of revolving credit facility.      (123)
 Repayment of term loan.................      (419)
 Repayment of unsecured promissory note.       (18)
 Repayment of capital leases............      (854)
                                         ---------
     Net cash used in financing
      activities........................    (1,166)

Net increase in cash....................       133
Cash at beginning of year...............         5
                                         ---------
Cash at end of year..................... $     138
                                         =========


Supplemental disclosure of cash flow
 information:
 Cash paid during the year for:
  Interest.............................. $   1,230
 Non cash investing and financing
  activities:
  Capital lease obligations incurred.... $   1,627
  Conversion of subordinated debt
    (including accrued interest) to
     common stock....................... $     400

    The accompanying notes are an integral part of these combined financial statements.

            Anderson Film Industries Corp. and Anderson Graphics LLC


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.   BUSINESS, ORGANIZATION AND BASIS OF PRESENTATION


  Anderson Film Industries Corp. ("Film") and Anderson Graphics LLC ("Graphics"), (collectively "Anderson"), are providers of technical and creative services to owners, producers and distributors of television programming, feature films and other entertainment content. Anderson's services integrate and apply a variety of systems and processes to enhance the creation and distribution of entertainment content.

  Film and Graphics are under common control and therefore have been combined in these financial statements and accounted for in a manner similar to a pooling of interest. The effects of all intercompany transactions between Film and Graphics have been eliminated. On March 10, 1997, the assets of Anderson were acquired, and one equipment lease assumed by a wholly owned subsidiary of Four Media Company.

  Film was incorporated in July 1987. Graphics was incorporated in May 1996. The results of operations include the 12 months ended December 1996 for Film and the 8 month period from inception, May 1996 through December 1996, for Graphics. Anderson is located in Universal City, California.



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


  Revenue Recognition. Revenues are recognized when a product is shipped or a service is provided.

  Cash and Cash Equivalents. The Statement of Cash Flows classifies changes in cash (short-term, highly liquid investments readily convertible into cash with an original maturity of three months or less at the date of purchase) according to operating, investing or financing activities. At times, cash balances may be in excess of Federal Deposit Insurance Corporation insurance limits.

  Inventory. Inventories are stated at the lower of cost (first-in, first-out) or market, and are comprised of raw materials and supplies.

  Property, Plant and Equipment. Additions to property, plant and equipment are recorded at cost.

  Depreciation and Amortization. Depreciation of property, plant and equipment is computed by use of the straight-line and accelerated methods based on the estimated useful lives of 5 to 7 years of the respective assets, except for leasehold improvements, which are amortized using the straight-line method over the life of the improvement or the length of the lease, whichever is shorter. Amortization of assets recorded under capital leases is based on the term of the lease. When properties are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss is credited or charged to operations. The policy of Anderson is to charge amounts expended for maintenance and repairs to current year expense and to capitalize expenditures for major replacements and betterments.

  Other Assets. Other assets include costs incurred by Graphics prior to the commencement of operations. These assets are amortized on the straight-line method over five years. Other assets also include software development costs. The Company capitalizes internal software development costs when technological feasibility has been established. Capitalization ends when the software is put into service. Amortization of software development costs is computed by use of the straight-line method over three years.

            Anderson Film Industries Corp. and Anderson Graphics LLC

  Use of Estimates. The preparation of financial statements is in accordance with generally accepted accounting principles and requires management to make estimates and assumptions for the reporting period and as of the financial statement date. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could differ from those estimates.



  Recently Issued Accounting Standards. In March 1995, the Financial Accounting Standards Board (''FASB'') issued Statement of Financial Accounting Standards (''SFAS'') No. 121, ''Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of'' (''SFAS No. 121''). SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. Anderson adopted the provisions of SFAS No. 121 for 1996, with no impact to Anderson's financial position or results of operations.


  Fair Values of Financial Instruments. SFAS No. 107 ''Disclosure About Fair Value of Financial Instruments'' (''SFAS No. 107''), requires disclosure of fair value information about most financial instruments both on and off the balance sheet, if it is practicable to estimate. SFAS No. 107 excludes certain financial instruments such as certain insurance contracts and all non-financial instruments from its disclosure requirements. A financial instrument is defined as a contractual obligation that ultimately ends with the delivery of cash or an ownership interest in an entity. Disclosures regarding the fair value of financial instruments are derived using external market sources, estimates using present value or other valuation techniques. Cash, accounts receivable, accounts payable, accrued and other liabilities and short-term revolving credit agreements and variable rate long-term debt instruments approximate their fair value.


  Advertising. Advertising costs are expensed as incurred and included in sales, general and administrative expenses. Advertising expenses amounted to approximately $4,000.



3.   BUSINESS AND CREDIT CONCENTRATIONS



  Anderson grants credit to its customers, substantially all of whom are participants in the entertainment industry. Anderson reviews a customer's credit history before extending credit. Anderson establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. For 1996 one customer accounted for 10% of the Anderson's sales and 12% of net accounts receivable.

            Anderson Film Industries Corp. and Anderson Graphics LLC

4.   PROPERTY, PLANT AND EQUIPMENT


  The following is a summary of property, plant and equipment (in thousands):



Leasehold improvements  ...............    $ 1,480

Machinery and equipment  ..............     14,281
                                        ----------
                                            15,761
Less, accumulated depreciation and
 amortization  ........................      8,831
                                        ----------
 Property, plant and equipment, net....    $ 6,930
                                        ==========

Included above is property and
 equipment under capital leases of:
 Machinery and equipment  .............      4,401
 Less, accumulated amortization  ......        882
                                        ----------
 Property and equipment under capital
  leases, net  ........................    $ 3,519
                                        ==========


  During 1996 Anderson expensed maintenance, repairs and spare parts of $471,000.



5.   INCOME TAXES


  Deferred income taxes are determined in accordance with SFAS No. 109, "Accounting for Income Taxes". Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory rates applicable to the periods in which the differences are expected to affect taxable income.

  Film elected to be taxed as an S Corporation. Accordingly the shareholders, instead of Film are liable for any federal income tax. Graphics is a California Limited Liability Company, and in a similar manner, its members, not Graphics are liable for any federal income tax. Both companies are taxed by the state at insignificant rates. Both companies paid the minimum state taxes of an S Corporation or LLC required by California.


6.   LONG-TERM DEBT


  The following is a summary of long-term debt (in thousands):



Term loan  ........................    $2,727

Revolving credit facility  ........     1,443

Unsecured promissory note  ........       182

Capital lease obligations  ........     3,294

Subordinated promissory notes  ....     1,698
                                    ---------

                                        9,344

Less, current maturities  .........     6,142


                                       $3,202
                                    =========


            Anderson Film Industries Corp. and Anderson Graphics LLC

  Aggregate loan and capital lease obligation maturities for the next five years are as follows (in thousands):


                                         Future
                            Principal    Lease
                            Payments    Payments    Total
                         ------------  ----------  -------
Fiscal years ending in
 1997  ................  $      4,725  $   1,417   $ 6,142

 1998  ................           204        843     1,047

 1999  ................           143        625       768

 2000  ................           155        377       532

 2001  ................           169         32       201

 Thereafter  ..........           654         --       654
                         ------------  ----------  -------
  Total  ..............  $      6,050  $   3,294   $ 9,344
                         ============  ==========  =======


  Anderson has entered into various capital leases related to the purchase of equipment and collateralized by that equipment. These obligations are due in various monthly installments through 2001 including interest at rates ranging from 9.8% to 28.5%.

  The term loan and revolving line of credit are the components of a single borrowing facility from a financial institution. This facility was collateralized by substantially all the assets of Anderson, except those assets acquired by the use of the capital leases noted below, and was guaranteed by the officers of Film. The agreement had restrictions on payments of dividends, officers compensation and contains other financial covenants. The term loan was due March 31, 1997, with varying monthly installments at the lender's reference rate (8.25% at December 31, 1996) plus 2.5%.

  At December 31, 1996 Anderson had borrowed $1,443,000 of its $2,000,000 line of credit. Anderson was charged interest monthly on the outstanding portion at the lender's reference rate (8.25% at December 31, 1996) plus 2.5%. Anderson also incurred an unused line fee of .5% computed monthly on the average unused portion of the revolving line of credit. The line of credit was due August 1999. Anderson was in default on several of the covenants of this loan agreement, and such amounts have been classified as current.

  The unsecured note bearing interest at 10% is due June 1997.

  At December 31, 1996 unsecured promissory notes of approximately $1,255,000, were payable to a company formerly affiliated with Anderson through common ownership. These notes were subordinated to the term loan and line of credit and required varying monthly installments, including interest at 8%, through February 2003.

  Unsecured promissory notes of approximately $443,000 at December 31, 1996 were payable to shareholders and a party related to a shareholder. Interest was payable at 9%. The notes were due in August 1999 and were subordinate to the term loan and line of credit.



7.   COMMITMENTS AND CONTINGENCIES


Film has employment agreements with certain members of its creative staff to secure their services for up to two years at amounts approximating their current levels of compensation. At December 31, 1996, the Film's remaining aggregate commitment over the two year period under such contracts is approximately $2,178,000.

            Anderson Film Industries Corp. and Anderson Graphics LLC

  Anderson leases its production and office facilities under a noncancelable operating lease with current terms through 1998. This lease contains two five year renewal options, requires additional payments for property taxes, utilities, insurance and maintenance costs and is subject to periodic escalation charges. Anderson also rents additional office and warehouse space on a month to month basis. Facilities rent expense amounted to $514,000. The annual commitment under the facility lease is summarized as follows (in thousands):

Fiscal years ending in:
 1997..................... $   455
 1998  ...................     347
                           -------
  Total  ................. $   802
                           =======

  Anderson leases certain operating and office equipment under operating leases which expire through 2000. Rent expense related to equipment amounted to $229,000. The annual commitment under various leases is summarized as follows (in thousands):

Fiscal years ending in:
 1997  ................... $   135
 1998  ...................     130
 1999.....................     129
 2000  ...................      65
                           -------
  Total  ................. $   459
                           =======

  Anderson is involved in litigation matters arising in the normal course of business. Management believes that the disposition of these lawsuits will not materially affect the financial position or results of operations of Anderson.


8. EMPLOYEE BENEFIT PLANS

  Anderson has a deferred profit sharing plan (the "Plan") for full time employees who have completed six months of service. Vesting occurs over a six year period for contributions made by Anderson. Contributions may be made by Anderson at the discretion of its Board of Directors. No contribution was made in 1996.

9. RELATED PARTIES

  A shareholder of Film supplied services of $146,000 to Film which was recorded in furniture and fixtures. Included in accounts payable at December 31, 1996 is $95,000 owing to this shareholder.

  Also at December 31, 1996 there was an outstanding balance of a capital lease of approximately $81,000 which was owed to a shareholder. The lease accrued interest at 9%.

10. SUBSEQUENT EVENTS

  As noted in Note 1, the assets of Anderson were acquired by a wholly owned subsidiary of Four Media Company. In conjunction with that transaction, all the employment agreements, the facility lease agreement, equipment lease agreements and debt agreements were terminated in favor of various other arrangements between the parties and Four Media Company.

                               Four Media Company
               Unaudited Pro Forma Condensed Financial Statements



On March 10, 1997, AV Acquisition Corp., a wholly owned subsidiary of Four Media Company ("4MC") acquired the assets of Anderson Film Industries Corp. and Anderson Graphics, LLC for a total purchase price of $10,333,000. 4MC assumed a $933,000 capital lease. The balance of the acquisition transaction was either paid for in cash, primarily from the proceeds of 4MC's recent public offering, or accrued as additional anticipated transaction costs.


The acquisition is accounted for using the purchase accounting method and, accordingly, the purchase price will be allocated to the assets acquired based on the fair market value of such assets at the date of acquisition. Except for the capital lease noted above, there were no liabilities assumed. To the extent the purchase price is less than the fair market value of the assets, the cost of certain assets will be reduced as indicated by the purchase price. The unaudited condensed pro forma balance sheet and results of operations are based on available information and certain assumptions regarding the allocation of purchase price, which could change significantly based on the realizable value of certain assets, the potential to incur additional transaction related costs, and other analyses.

The accompanying condensed pro forma combined financial statements illustrate the effect of the acquisition on 4MC's financial position at August 4, 1996 and the results of operations for the year then ended and 4MC's results of operations for the six months ended February 2, 1997 as if the acquisition had taken place on August 4, 1996 with respect to the balance sheet and July 31, 1995 with respect to the year ended August 4, 1996 and six months ended February 2, 1997 results of operations. A reorganization involving 4MC and 4MC-Burbank, Inc. occurred on October 17, 1996, and is further described in the Form S-1 dated February 7, 1997.

Pro Forma condensed combined results of operations may not be indicative of actual results which would have been obtained if the acquisition had occurred on July 31, 1995 or August 5, 1996.

                               Four Media Company
                   Unaudited Pro Forma Combined Balance Sheet
                              As of August 4, 1996
                             (Dollars in thousands)



                                               4MC            AVAC        Pro Forma            4MC
           ASSETS                          (Historical)   (Historical)   Adjustments       (Pro Forma)
                                          -------------  -------------  ------------     ----------------
Current assets:
Cash....................................  $     5,312    $        59    $       (59)(1)  $             0
                                                                             (5,312)(3)
Restricted cash.........................          709                             0                  709
Trade accounts receivable...............        8,622           2,187             0               10,809
Inventory...............................          867              65                                932
Prepaid expenses........................        2,838             318          (318)(1)            2,838
                                          -------------  -------------  ------------     ----------------
Total current assets....................       18,348           2,629        (5,689)              15,288

Property, plant & equipment, net........       57,665           7,498           583 (3)           65,746
Deferred taxes..........................        2,000                             0                2,000
Long term receivable....................        2,008                             0                2,008
Other assets............................        1,806             327          (327)(1)            1,806
                                          -------------  -------------  ------------     ----------------
Total assets............................  $    81,827    $     10,454   $    (5,433)     $        86,848
                                          =============  =============  ============     ================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current maturities of long-term debt
 and capital lease obligations..........  $     6,153    $      3,805   $    (3,602)(3)  $         6,356
Accounts payable........................        5,803           1,453        (1,453)(1)            8,491
                                                                              2,688 (3)
Accrued and other liabilities...........        4,750             380          (380)(1)            6,150
                                                                              1,400 (2)
                                          -------------  -------------  ------------     ----------------
Total current liabilities...............       16,706           5,638        (1,347)              20,997
Long term debt and capital lease               33,978           5,290        (4,560)(3)           34,708
 obligations............................
Subordinated debt, due to stockholder...        9,000             442          (442)(3)            9,000
                                          -------------  -------------  ------------     ----------------
Total liabilities.......................       59,684          11,370        (6,349)              64,705

Commitments and contingencies
Stockholders' equity:...................
Preferred stock.........................
Common stock............................                          590          (590)(3)                0
Additional paid in capital..............       15,010              44           (44)(3)           15,010
Foreign currency translation adjustment.          254                             0                  254
Retained earnings.......................        6,879          (1,550)        1,550 (3)            6,879
                                          -------------  -------------  ------------     ----------------
Total stockholders' equity..............       22,143            (916)          916               22,143
                                          -------------  -------------  ------------     ----------------
Total liabilities and stockholders'.....  $    81,827    $     10,454   $    (5,433)     $        86,848
                                          =============  =============  ============     ================


                               Four Media Company
                  Unaudited Condensed Statement of Operations
                    For the fiscal year ended August 4, 1996
                    (in thousands, except per share amounts)

                                                                 Pro Forma           Pro Forma
                                             4MC     AVAC        Adjustments         Combined
                                           -------  --------     -----------        ----------
Revenues................................ $  70,028  $ 14,628                      $     84,656

Cost of services........................    43,411    10,405                            53,816
                                         ---------  ---------                     -------------

 Gross profit...........................    26,617     4,223                            30,840
                                         ---------  ---------                     -------------

Operating expenses:
Sales, general and administrative.......    11,116     2,030                            13,146
Depreciation and amortization...........    10,165     1,545           (391)(4)         11,319
                                         ---------  ---------                     -------------

Total operating expense.................    21,281     3,575                            24,465

 Income from operations.................     5,336       648                             6,375

Interest expense, net...................     3,906     1,049           (947)(5)          4,008
                                         ---------  ---------                     -------------
 Income (loss) before income tax benefit     1,430      (401)                            2,367

Income tax benefits.....................       994         0                               994
                                         ---------  ---------                     -------------
Net income (loss)....................... $   2,424  $   (401)                     $      3,361
                                         =========  =========                     =============

Net income (loss) per share............. $    0.37                                $       .052
                                         =========                                =============
Weighted average number of shares
 outstanding............................     6,475                                       6,475
                                         =========                                ============


                               Four Media Company
                  Unaudited Condensed Statement of Operations
                   For the six months ended February 2, 1997
                    (in thousands, except per share amounts)



                                                               Pro Forma           Pro Forma
                                            4MC        AVAC    Adjustments         Combined
                                         ---------  ---------  ------------    ---------------
Revenues................................ $  38,025  $  8,929                   $       46,954

Cost of services........................    24,141     5,896                           30,037
                                         ---------  ---------                  ---------------
 Gross profit...........................    13,884     3,033                           16,917
                                         ---------  ---------                  ---------------

Operating expenses:
Sales, general and administrative.......     6,126     1,104                            7,230
Depreciation and amortization...........     5,617       935          (196)(4)          6,357
                                         ---------  ---------                  ---------------

 Total operating expense................    11,743     2,039                           13,587

  Income from operations................     2,141       994                            3,331

Interest expense, net...................     2,412       685          (474)(5)          2,624
                                         ---------  ---------                  ---------------

 Income (loss) before income tax benefit      (271)      309                              707

Income tax benefits.....................         0         0                                0
                                         ---------  ---------                  ---------------

 Net income (loss)...................... $    (271) $    309                   $          707
                                         ---------  ---------                  ---------------

Net income (loss) per share............. $   (0.04)                            $         0.11
                                         ---------                             ---------------

Weighted average number of shares
 outstanding............................     6,475                                      6,475
                                         ---------                             ---------------



                               Four Media Company
     Notes to Unaudited Pro Forma Condensed Balance Sheet and Statements of
                                   Operations


1. There was no cash, prepaid expenses or other assets acquired. There was no accounts payable or accrued and other liabilities assumed.


2. Adjustments to reflect $1,400,000 of accrued transaction costs.


3. Adjustment to reflect the assumption of a $933,000 capital lease and a cash investment of $8,000,000, derived from 4MC's cash balance, with the excess being reflected in accounts payable, which was effectively paid from the proceeds of 4MC's public offering.


4. Adjustment to depreciation results from a bargain purchase resulting in a lower cost basis of the property, plant and equipment. Depreciation is calculated using a seven year estimated useful life.


5. Adjustment to interest expense results from reduced amount of debt. Interest on the assumed capital lease approximates 11%.